Exhibit 99.1

Cirrus Logic Reports $110.6 Million in Revenue and $0.36 Non-GAAP Diluted EPS ($0.75 GAAP) in Q4 FY ’12

Company Enters Into an Unsecured $100 Million Credit Agreement to Support Significant Growth Expected in FY ’13

AUSTIN, Texas--(BUSINESS WIRE)--April 25, 2012--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the fourth quarter and fiscal year 2012, which ended March 31, 2012, as well as the company’s current business outlook.

“We expect revenue to grow substantially in FY ’13 as new audio and energy products hit full production later this year,” said Jason Rhode, president and chief executive officer. “Our product development team has done an excellent job developing innovative new components and our supply chain team now has the task of supporting what we expect to be a significant ramp of a wide range of products. Combined with our strong balance sheet, the new credit facility gives us additional flexibility as we transition to a significantly higher run rate for our business. We are very excited about our outlook for FY ’13.”

Reported Financial Results

Fourth Quarter FY2012

●	Revenue of $110.6 million

●	Gross margin of 56 percent

●	GAAP operating expenses of $41.5 million

●	Non-GAAP operating expenses of $37.5 million

Due to recent financial performance, as well as further improvements to its business outlook, the company revalued the deferred tax asset to the full value it expects to use, which resulted in a non-cash, net tax benefit of approximately $30 million in Q4, or $0.45 per share, based on 67.9 million diluted shares.

A reconciliation of the non-GAAP adjustments is included in the tables accompanying this press release.

While the company expects to grow revenue substantially during FY ’13, year-over-year revenue in Q1 is currently forecasted to grow approximately 10 percent. Due to the timing of various product introductions later this year, the company expects to transition to a sharply higher level of revenue beginning in the September quarter. In connection with this transition, the company also announced that it has entered into an unsecured, one-year $100 million revolving credit agreement that provides access to additional working capital the company may need in order to support the production ramps of multiple new products this fall. Wells Fargo Bank, N.A., is serving as the Administrative Agent. Wells Fargo Securities, LLC and Barclays Capital served as Joint Lead Arrangers and Joint Bookrunners for this transaction.

Business Outlook

First Quarter FY2013

●	Revenue is expected to range between $96 million and $106 million;

●	Gross margin is expected to be between 53 percent and 55 percent;

●
Combined R&D and SG&A expenses are expected to range between $43 million and $45 million, which includes approximately $4 million in share-based compensation and amortization of acquisition-related intangibles expenses; and

●	Ending inventory is expected to roughly double.

Cirrus Logic management will host a live Q&A session at 5:00 p.m. EDT on Wednesday, April 25, 2012, to answer questions related to its financial results and business outlook. Shareholders who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com.

A live webcast of the Q&A session can be accessed on the Cirrus Logic website, and a replay will be available approximately one hour following its completion, or by calling (303) 590-3030, or toll-free at (800) 406-7325 (Access Code: 4531962).

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including operating expenses, net income, operating margin and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of first quarter fiscal year 2013 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense, amortization of acquired intangible expenses, and ending inventory, as well as estimates for fiscal year 2013 annual revenue growth rate, operating expenses, and inventory increases. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the first quarter and complete fiscal year 2013, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; our ability to introduce and ramp production of new products in a timely manner; and the risk factors listed in our Form 10-K for the year ended March 26, 2011, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

CRUS-F

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(unaudited; in thousands, except per share data)

	Three Months Ended			Fiscal Year Ended

	Mar. 31,	Dec. 31,	Mar. 26,	Mar. 31,	Mar. 26,
	2012	2011	2011	2012	2011
	Q4'12	Q3'12	Q4'11	Q4'12	Q4'11
Audio products	$90,522	$105,418	$66,965	$350,742	$264,840
Energy products	20,109	16,950	24,468	76,101	104,731
Net revenue	110,631	122,368	91,433	426,843	369,571
Cost of sales	48,284	56,338	45,415	196,402	167,576
Gross Profit	62,347	66,030	46,018	230,441	201,995

Research and development	24,105	23,143	17,044	85,697	63,934
Selling, general and administrative	17,254	16,488	15,252	65,108	58,066
Other expenses (proceeds) *	100	-	57	100	(3,332)
Total operating expenses	41,459	39,631	32,353	150,905	118,668

Operating income	20,888	26,399	13,665	79,536	83,327

Interest income, net	139	112	187	517	860
Other income (expense), net	45	(71)	40	(70)	27
Income before income taxes	21,072	26,440	13,892	79,983	84,214
Provision (benefit) for income taxes	(29,755)	9,709	(116,514)	(8,000)	(119,289)
Net income	$50,827	$16,731	$130,406	$87,983	$203,503

Basic income per share:	$0.79	$0.26	$1.91	$1.35	$3.00
Diluted income per share:	$0.75	$0.25	$1.80	$1.29	$2.82

Weighted average number of shares:
Basic	64,213	63,957	68,164	64,934	67,857
Diluted	67,913	66,989	72,344	68,064	72,103

* Other expenses (proceeds) contains certain litigation expenses settled during the applicable time period as well as proceeds from a patent agreement and an impairment of non-marketable securities during fiscal year 2011.

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(unaudited; in thousands)

	Mar. 31,	Dec. 31,	Mar. 26,
	2012	2011	2011
ASSETS
Current assets
Cash and cash equivalents	$65,997	$38,010	$37,039
Restricted investments	-	2,898	5,786
Marketable securities	115,877	99,342	159,528
Accounts receivable, net	44,153	54,512	39,098
Inventories	55,915	58,079	40,497
Deferred tax asset	53,137	30,798	30,797
Other current assets	16,508	16,116	6,725
Total Current Assets	351,587	299,755	319,470

Long-term marketable securities	2,914	20,092	12,702
Property and equipment, net	66,978	57,263	34,563
Intangibles, net	18,241	18,596	20,125
Goodwill	6,027	6,027	6,027
Deferred tax asset	89,071	82,071	102,136
Other assets	9,644	10,813	1,598
Total Assets	$544,462	$494,617	$496,621

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$38,108	$45,104	$27,639
Accrued salaries and benefits	13,634	11,539	12,402
Other accrued liabilities	14,015	14,259	5,169
Deferred income on shipments to distributors	7,228	8,511	6,844
Total Current Liabilities	72,985	79,413	52,054

Long-term restructuring accrual	-	-	113
Other long-term obligations	5,620	6,494	6,075

Stockholders' equity:
Capital stock	1,008,228	1,001,967	991,947
Accumulated deficit	(541,609)	(592,436)	(552,814)
Accumulated other comprehensive loss	(762)	(821)	(754)
Total Stockholders' Equity	465,857	408,710	438,379
Total Liabilities and Stockholders' Equity	$544,462	$494,617	$496,621

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited; in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Fiscal Year Ended

	Mar. 31,	Dec. 31,	Mar. 26,	Mar. 31,	Mar. 26,
	2012	2011	2011	2012	2011
	Q4'12	Q3'12	Q4'11	Q4'12	Q4'11
Net Income Reconciliation
GAAP Net Income	$50,827	$16,731	$130,406	$87,983	$203,503
Amortization of acquisition intangibles	353	353	353	1,412	1,429
Stock-based compensation expense	3,451	2,769	2,294	12,179	8,142
Other adjustments **	263	-	57	885	(2,638)
Provision (benefit) for income taxes	(30,310)	8,992	(117,078)	(10,171)	(121,154)
Non-GAAP Net Income	$24,584	$28,845	$16,032	$92,288	$89,282

Earnings Per Share Reconciliation
GAAP Diluted income per share	$0.75	$0.25	$1.80	$1.29	$2.82
Effect of Amortization of acquisition intangibles	0.01	0.01	-	0.02	0.02
Effect of Stock-based compensation expense	0.05	0.04	0.03	0.18	0.11
Effect of Other adjustments **	-	-	-	0.01	(0.03)
Effect of Provision (benefit) for income taxes	(0.45)	0.13	(1.61)	(0.14)	(1.68)
Non-GAAP Diluted income per share	$0.36	$0.43	$0.22	$1.36	$1.24

Operating Income Reconciliation
GAAP Operating Income	$20,888	$26,399	$13,665	$79,536	$83,327
Amortization of acquisition intangibles	353	353	353	1,412	1,429
Stock compensation expense - COGS	113	92	78	398	243
Stock compensation expense - R&D	1,753	1,613	924	5,590	2,641
Stock compensation expense - SG&A	1,585	1,064	1,292	6,191	5,258
Other adjustments **	263	-	57	885	(2,638)
Non-GAAP Operating Income	$24,955	$29,521	$16,369	$94,012	$90,260

Operating Expense Reconciliation
GAAP Operating Expenses	$41,459	$39,631	$32,353	$150,905	$118,668
Amortization of acquisition intangibles	(353)	(353)	(353)	(1,412)	(1,429)
Stock compensation expense - R&D	(1,753)	(1,613)	(924)	(5,590)	(2,641)
Stock compensation expense - SG&A	(1,585)	(1,064)	(1,292)	(6,191)	(5,258)
Other adjustments **	(263)	-	(57)	(885)	2,638
Non-GAAP Operating Expenses	$37,505	$36,601	$29,727	$136,827	$111,978

** Other adjustments may include certain litigation expenses, facility charges, patent agreements, international sales reorganizations, or other.

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com